Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b) (2)

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

NEW YORK

(State of incorporation if not a U.S. national bank)

13-5160382

(I.R.S. employer identification no.)

One Wall Street, New York, New York 10286
(Address of principal executive offices) (Zip Code)

Serologicals Corporation

(Exact name of obligor as specified in its charter)

DELAWARE	58-2142225
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

5655 Spalding Drive
Norcross, GA 30092
(678) 728-2000

(Address, zip code and telephone number of

principal executive offices)

Debt Securities

(Title of indenture securities)

1.                                       General Information.

Furnish the following information as to the trustee—

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York

2 Rector Street

New York, N.Y.  10006, and Albany, N.Y.  12203

Federal Reserve Bank of New York

33 Liberty Plaza

New York, N.Y.  10045

Federal Deposit Insurance Corporation

Washington, D.C.  20429

New York Clearing House Association

New York, N.Y.  10005

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                       Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                                 List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

(1)  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33 -6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33 -21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

(4)  A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

(6)  The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration No. 33-44051.)

(7)  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed      on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and the State of New York, on the 18th day of March, 2004.

THE BANK OF NEW YORK

By:	/S/ Mary K. Lagumina
Mary K. Lagumina
Vice President

EXHIBIT 7 TO FORM T-1

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y.  10286

And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

	Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$3,752,987
Interest-bearing balances		7,153,561
Securities:
Held-to-maturity securities		260,388
Available-for-sale securities		21,587,862
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		165,000
Securities purchased under agreements to resell		2,804,315
Loans and lease financing receivables:
Loans and leases held for sale		557,358
Loans and leases, net of unearned income	36,255,119
LESS: Allowance for loan and lease losses	664,233
Loans and leases, net of unearned income and allowance and reserve		35,590,886
Trading assets		4,892,480
Premises and fixed assets (including capitalized leases)		926,789
Other real estate owned		409
Investments in unconsolidated subsidiaries and associated companies		277,788
Customers’ liability to this bank on acceptances outstanding		144,025
Intangible assets
Goodwill		2,635,322
Other Intangible Assets		781,009
Other assets		7,727,722
Total assets		$89,257,901

LIABILITIES

Deposits:
In domestic offices		$33,763,250
Noninterest-bearing	14,511,050
Interest-bearing	19,252,200
In foreign offices, Edge and Agreement subsidiaries, and IBFs		22,980,400
Noninterest-bearing	341,376
Interest-bearing	22,639,024
Federal funds purchased and securities sold under agreements to repurchased:
Federal funds purchased in domestic offices		545,681
Securities sold under agreements to repurchase		695,658
Trading liabilities		2,338,897
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		11,078,363
Bank’s liability on acceptances executed and outstanding		145,615
Subordinated notes and debentures		2,408,665
Other liabilities		6,441,088
Total liabilities		$80,397,617
Minority interest in consolidated subsidiaries		640,126

EQUITY CAPITAL

Common stock		1,135,284
Surplus		2,077,255
Retained earnings		4,955,319
Accumulated other comprehensive income		52,300
Other equity capital components		0
Total equity capital		8,220,158
Total liabilities and equity capital		$89,257,901

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above -named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi	)
Gerald L. Hassell	)	Directors
Alan R. Griffith	)